Project Bacchus

STRICTLY PRIVATE AND CONFIDENTIAL

Discussion Materials

August 23, 2015

Morgan Stanley

Table of Contents

Section 1

Situation Overview

Project Bacchus

SITUATION OVERVIEW

Overview of Current Equity Capital Structure

Current Share Structure [1]

MM, unless noted

	# of Shares	Voting %	Economic %
Trust Shares	*3.5*	*36%*	*6%*
Non-Trust Shares	*3.7*	*38%*	*6%*
Class A (20 Votes)	**7.2**	**74%**	**12%**
Class B (1 Vote)	**50.6**	**26%**	**88%**
Total Shares	**57.8**	**100%**	**100%**

- Hubbell has two classes of publicly traded shares
  - Class A: 20 votes per share; 12% of economics, 74% of votes, 0.5% of average daily trading volume [2]
  - Class B: 1 vote per share; 88% of economics, 26% of votes, 99.5% of average daily trading volume [2]
- Trusts hold 49% of class A shares = 36% of total votes
  - Bessemer is Trustee for the Trusts
  - CT Business Corporation Act requires 2/3 supermajority vote for Business Combination, including merger of the company
- In addition, 3 hedge funds (Mason, Adage, Gruss) in aggregate have 15% of total votes via Class A holdings
- Shareholder rights plan in place
  - Trigger = 20% of Class A shares
  - Permitted Offer = fully-financed all-cash offer for all shares at same price

Key Rights and Privileges

- Class A and Class B shares have identical dividend and liquidation rights (except stock dividends may be paid on shares of Class A in shares of Class B stock)
- Class A shares are not convertible into Class B shares (or vice versa)
- Holders of Class A and Class B shares vote as a single class, except as otherwise provided by law
  - Reclassification would require separate class votes

Notes
1. Based on total shares outstanding as of 8/18/2015
2. Based on last 12 months average daily trading volume

Review of Share Structure Alternatives

Key Considerations from Company's Perspective

	Status Quo / Preserve Dual-Class Structure	Reclassification / Single Class of Stock
Benefits	• Potentially relevant to structural profile • Facilitates longer term planning and decision making • Company has performed well with dual-class structure in place	• More closely aligns economic interests and voting rights of all shareholders • Eliminates negative control • Eliminates a potential focal point for questions regarding capital structure / governance • May enhance Company's flexibility in structuring and executing strategic transactions • Potential for reduced reluctance by some investors that results from a dual class structure • May broaden Company's investor base and enhance trading liquidity • Improves structural aspects of corporate governance ratings
Considerations	• Negative control • Increased potential for attacks on capital structure / governance • Potential impact on structuring and executing strategic transactions • Reduced float for Class A can limit the investor base and trading liquidity • Trusts have indicated that, from their perspective, status quo is not acceptable	• Execution risk • Impact on structural profile • Premium paid to the Class A shareholders • Cash utilized / impact on leverage • Constraints on Company "post announcement – pre close" • Investor relations rollout • Expenses incurred

SITUATION OVERVIEW

Notable Historical Developments

2007 / 2008 Discussions

- In 2007, Mason accumulated 5% of the Class A shares
- In November 2007, Mason proposed to purchase all Trust shares for $65.00 per share in cash
  - Proposal was subject to Hubbell's Board exempting the transaction from the Rights Plan
- In July 2008, Hubbell made reclassification proposal to Trusts at $59.20 "Package Value"
- Transactions were not ultimately pursued

2014 / 2015

- In June 2014, Trusts appointed Bessemer as Trustee
- In October 2014, Reuters reported Bessemer evaluating strategic alternatives for the Trusts' Hubbell holdings and Credit Suisse retained as advisor
- In May 2015, Bessemer requested meeting with Hubbell senior management (and respective advisors)
  - Bessemer stated objectives of value maximization and diversification, while maintaining ongoing stake in the Company
  - Bessemer indicated status quo would no longer be acceptable alternative for Trusts
  - Among other alternatives, a reclassification was discussed as a potential path to achieving objectives
- Negotiations started in June 2015
- On August 8, draft agreement sent to Bessemer's lawyers
- Announcement expected prior to market open on August 24

SITUATION OVERVIEW

Summary of Key Transaction Terms

Key Economic Terms	• Hubbell's common stock will be reclassified to eliminate the existing dual-class structure • Each Class A shareholder receives $28.00 in cash consideration at closing and each Class A share is reclassified into 1 share of Common Stock – Currently implies $126.92 / share of value based on Class B trading price • Each Class B shareholder is reclassified into 1 share of Common Stock • Following reclassification, each share of Common Stock will be entitled to 1 vote
Closing Conditions	• Subject to customary closing conditions, including shareholder approval – Trusts agree to vote in favor of the transaction
Other Terms	• Company to concurrently announce a $250MM increase in share repurchase authorization, bringing total authorization to $400MM • Intention for $250MM share repurchase as soon as practical post-Reclassification which will be accretive to EPS

Project Bacchus

SITUATION OVERVIEW

Summary of Key Economic Terms

Key Proposal Terms

- All Class A shareholders:
  - Receive $28.00 of cash consideration per share
  - Each Class A share reclassified into 1 share of Common Stock
- Class A and Class B shares reclassified into a single class of Common Stock
- Currently implies a total "package value" per share of $126.92 based on Class B trading price

Nominal Premiums Analysis [1]

	Share Class B Trading Price	Premium at $126.92 Package Value / Share	Premium at 1 Share + $28.00 Cash [7]
Current	$98.92	28.3%	28.3%
L1M	$103.87	22.2%	27.0%
L3M	$107.27	18.3%	26.1%
L6M	$108.86	16.6%	25.7%
L12M	$110.34	15.0%	25.4%

Reclassification Ratio (Common Stock per Class A)			1.00x
Class B Current Market Price [1]		a	$98.92
Cash Premium as a % of Class B Market Price			28.3%
Implied Cash Premium		b	$28.00
Total "Package Value" per Share		a + b =	**$126.92**
Implied Premium to Class A Market Price ($92.31 as of 08/21/15)			*37.5%*
Implied Premium to Class B Market Price ($98.92 as of 08/21/15)			*28.3%*
Pro Forma Equity Ownership	Pre-Reclassification Economics / Voting		
Non-Trust Class A Shareholders	6.4% / 37.9%		6.4%
Trust Class A Shareholders	6.0% / 36.0%		6.0%
Total Class A Shareholders	12.4% / 73.9%		**12.4%**
Class B Shareholders	87.6% / 26.1%		87.6%
Memo: Decline in Bessemer # of Shares Pre vs. Post Reclassification			0.0%
Reference Data	Pre-Reclassification		
Aggregate Premium as % of Total Market Capitalization [2]			3.5%
Current Market Capitalization Accretion / (Dilution) [3]			(4.7%)
Total Cash Used ($MM) [4]			222
Pro Forma Net Debt / LTM EBITDA [5]	0.2x		0.6x
2016E EPS Accretion / (Dilution) [6]			(0.4%)

Notes

1. As of 08/21/2015
2. Aggregate Premium as a % of Total Market Capitalization = (Aggregate Cash Premium / Current Market Capitalization)
3. Current Market Capitalization Accretion / Dilution = (((Current Market Capitalization – (Cash Spent + Fees)) / (Total Shares Outstanding – Shares Redeemed)) / Current Class B Price) - 1
4. Includes fees and expenses estimated at $17MM + $4MM of Trusts expense reimbursement
5. Based on LTM (6/30/2015) EBITDA of $600MM
6. Accretion / (dilution) based on IBES consensus EPS estimates for 2016E as of 08/21/2015
7. Applies respective Class B (average) trading price for the period to calculate share consideration in reclassification

Morgan Stanley

Project Bacchus

SITUATION OVERVIEW

Recent History of Negotiations

		Hubbell Proposal (June 11, 2015)	Bessemer Counter (July 15, 2015)	Hubbell Response (July 29, 2015)	Bessemer Counter (August 5, 2015)	Hubbell Response (August 7, 2015)	Bessemer Counter (August 7, 2015)	Final Agreement (August 24, 2015)
Economics	Reclassification Ratio	• 0.643x	• 1.00x	• 1.00x	• 1.00x	• 1.00x	• 1.00x	• 1.00x
Economics	Cash Premium	• $53.64 / share • Currently implies 26.4% premium to the Class B price	• 35% of Class B price at announcement • Currently implies $34.62 / share	• 26% of Class B price at announcement • Currently implies $25.72 / share	• 32% of Class B price at announcement • Currently implies $31.65 / share	• $28.00 / share • Currently implies 28.3% premium to the Class B price	• $28.50 / share • Currently implies 28.8% premium to the Class B price	• $28.00 / share • Currently implies 28.3% premium to the Class B price
Economics	Implied Package Value	• Currently implies $117.25 / share	• Currently implies $133.54 / share	• Currently implies $124.64 / share	• Currently implies $130.57 / share	• Currently implies $126.92 / share	• Currently implies $127.42 / share	• Currently implies $126.92 / share
Economics	Differential Consideration	• Same consideration for all A's	• Same consideration for all A's	• Same consideration for all A's	• Same consideration for all A's	• Same consideration for all A's	• Same consideration for all A's	• Same consideration for all A's
Other Terms	Vote	• Class B vote	• Class B vote	• Class B vote	• Class B vote	• Class B vote	• Class B vote	• Class B vote
Other Terms	Ability to Terminate to Accept Superior Proposal for Trusts Shares	• N/A	• Yes	• No	• No	• No	• No	• No
Other Terms	Ability to Terminate for Proposal to Acquire the Company	• N/A	• Trusts: Yes	• Trusts: Yes, subject to certain conditions (1)(2)	• Trusts: Yes, subject to certain conditions (1)(2)	• Trusts: Yes, subject to certain conditions (1)(2) • Company: Yes	• Trusts: Yes, subject to certain conditions (1)(2) • Company: Yes	• Trusts: Yes, subject to certain conditions (1)(2) • Company: Yes
Other Terms	Structural Profile	• Certain governance matters to be discussed	• No new takeover defenses	• Willing to drop consideration of a staggered board • Trusts agree to a two year standstill from acquiring shares and taking hostile actions	• Will not seek to restrict Board's ability to retain or implement rights plan • Open to considering standstill from acquiring shares and taking hostile actions	• Trusts agree to a two year standstill from acquiring shares and taking hostile actions	• Trusts agree to a two year standstill from acquiring shares and taking hostile actions	• Trusts agree to a two year standstill from acquiring shares and taking hostile actions
Other Terms	Expense Reimbursement	• N/A	• Yes	• No	• Yes	• Considering reimbursement of up to $2MM	• Reimbursement of up to $4MM	• Reimbursement of up to $4MM
Other Terms	Return of Capital	• Company intends to evaluate its capital allocation strategy in conjunction with transaction	• Supportive of buyback including to achieve accretion	• Intend to pursue buyback including to achieve accretion (details depend on factors such as cash position, outlook and market prices at the time)	• Supportive of buyback including to achieve accretion	• Intend to pursue buyback including to achieve accretion	• Supportive of buyback including to achieve accretion	• Intend to pursue share repurchase as soon as practical post-Reclassification to achieve accretion

Notes

1. If there is a 3rd party binding acquisition proposal for all of the shares (unsolicited by the Trusts), the Trusts determine in good faith that the proposal is "superior" to the reclassification for the Trusts, and the proposal meets various criteria (including offering the same consideration to all shareholders), then the Trusts can terminate the reclassification agreement and support the superior proposal
2. The Company / board would have no obligation in such a case to support or recommend in favor of the proposal or negotiate with the party making the proposal

Comparison of Economic Terms of Proposals Over Time

2015 Negotiations

Date	June 11	July 15	July 29	August 5	August 7	August 7	August 24
Proposal Made by	**Hubbell**	**Bessemer**	**Hubbell**	**Bessemer**	**Hubbell**	**Bessemer**	
Reclassification Ratio	0.643x	1.00x	1.00x	1.00x	1.00x	1.00x	1.00x
Cash Consideration / A Share	$53.64	$37.60	$27.39	$33.61	$28.00	$28.50	$28.00
Aggregate Cash Consideration ($MM) [1]	$384	$269	$196	$241	$201	$204	$201
Statistics at Time of Proposal							
Package Value to Class A Shares	$125.00	$145.02	$132.73	$138.63	$131.90	$132.40	$126.92
Implied Premium to Class B Market Price	12.6%	35.0%	26.0%	32.0%	26.9%	27.4%	28.3%
Aggregate Premium as % of Equity Value	1.6%	4.4%	3.2%	4.0%	3.4%	3.4%	3.5%
Statistics Today							
Package Value to Class A Shares	$117.25	$133.54	$124.64	$130.57	$126.92	$127.42	$126.92
Implied Premium to Class B Market Price	26.4%	35.0%	26.0%	32.0%	28.3%	28.8%	28.3%
Aggregate Premium as % of Equity Value	2.3%	4.4%	3.2%	4.0%	3.5%	3.6%	3.5%

Note
1.Excludes fees and expenses

Section 2

Review of Financial Analysis

Summary of Methodologies

The following is a summary of the material financial analyses used by Morgan Stanley in arriving at the conclusions provided in this presentation:

1. Reviewed Hubbell's historical share prices on an absolute basis and relative to its publicly-traded peers
2. Compared the trading multiples of Hubbell with certain other publicly-traded companies with businesses similar to Hubbell
3. Reviewed sellside equity research views and price targets
4. Reviewed the historical trading prices and trading volume of Hubbell's Class A common stock relative to its Class B common stock
5. Reviewed the historical trading prices and trading volume of high vote shares relative to low vote shares for other U.S. dual-class companies
6. Reviewed the proposed reclassification transaction relative to selected precedent U.S. dual-class reclassification transactions
7. Reviewed selected acquisition transactions where the public company acquisition target had multiple classes of shares with different voting rights
8. Reviewed the impact of the proposed reclassification and of a concurrently announced share repurchase on earnings and credit metrics and implied trading multiples relative to peers

Morgan Stanley also performed such other analyses and considered such other factors as we deemed appropriate.

Tab A

Perspectives on Current Trading

Project Bacchus

PERSPECTIVES ON CURRENT TRADING

Hubbell Recent Share Price Performance (1)

Current Market Information (2)

Class A Share Price ($)	**$92.31**
% of 52 Wk High	*70.1%*
% of 52 Wk Low	*0.0%*
Class B Share Price ($)	**$98.92**
% of 52 Wk High	*77.7%*
% of 52 Wk Low	*3.1%*
Equity Value ($MM)	**5,669**
Implied Trading Multiples	
AV/2015E Revenue	1.7x
AV/2016E Revenue	1.6x
AV/2015E EBITDA	10.5x
AV/2016E EBITDA	9.2x
2015E P/E (3)	19.6x
2016E P/E (3)	16.4x

Hubbell Class B Share Price Performance and Trading Volume

Last 3 Years



$ / Share
MM
140
120
100
80
60
2.0
1.6
1.2
0.8
0.4
0.0
98.92
Dec. 19, 2013: Ancora Advisors sends letter to Hubbell expressing concerns on equity capital structure and suggesting collapse of dual class share structure
Oct. 8, 2014: Revises earnings guidance for the third quarter and full year 2014
Aug-12
Feb-13
Aug-13
Feb-14
Aug-14
Feb-15
Aug-15

Sources Capital IQ, Thomson One

Morgan Stanley

Notes
1. As of 08/21/2015
2. Based on sellside analyst consensus estimates from IBES as of 08/21/2015
3. P/E multiple based on Class B share price

PERSPECTIVES ON CURRENT TRADING

Relative Share Price Performance (1)

Summary Trading Data

$Bn

	% of LTM High	Equity Value	Agg. Value
Hubbell	78%	5.7	5.9
Electrical Equipment Peers			
Acuity	93%	8.6	8.3
Eaton	77%	26.5	34.9
Legrand	89%	15.5	16.6
Schneider	74%	36.5	44.2

Change in Share Price

%

	3 Yrs	1 Yr	6 M	1 M
Hubbell	19	(19)	(15)	(6)
Acuity	203	61	23	3
Eaton	24	(19)	(22)	(11)
Legrand	79	22	6	(2)
Schneider	8	(13)	(22)	(12)
Multi-Industry	51	(7)	(7)	(10)
S&P 500	39	(1)	(7)	(7)

Hubbell Class B Share Price Performance vs. Peers

Last 3 Years


x
400
300
200
100
0
Aug-12
Feb-13
Aug-13
Feb-14
Aug-14
Feb-15
Aug-15
203%
79%
51%
39%
24%
19%
8%
Acuity
Eaton
Legrand
Schneider
Hubbell
Multi-Industry(2)
S&P 500

Source Capital IQ

Notes
1. Market data as of 08/21/2015
2. Based on median of: 3M, Ametek, Danaher, Dover, Emerson, GE, HD Supply, Honeywell, Illinois Tool Works, Ingersoll-Rand, Lennox, Regal Beloit, Rockwell, SPX, Stanley Black & Decker, ADT, Tyco, United Technologies, W.W. Grainger, Watsco, Wesco

PERSPECTIVES ON CURRENT TRADING

Current Market Trading Multiples (1)

Based on Sellside Analyst Estimates


NTM AV/EBITDA
x
20
15
10
5
0
High: 13.2x
Low: 5.7x
9.8
9.7
16.2
12.7
9.7
9.3
Multi-Industry (2)
AcuityBrands
legrand
EATON
Schneider Electric
NTM P/E
x
40
30
20
10
0
High: 23.2x
Low: 11.1x
18.4
16.0
31.3
20.9
13.6
12.0
Multi-Industry (2)
AcuityBrands
legrand
Schneider Electric
EATON

Sources Capital IQ, Thomson One

Notes

1. Market data as of 08/21/2015; Based on sellside analyst consensus estimates from IBES as of 08/21/2015
2. Based on median of: 3M, Ametek, Danaher, Dover, Emerson, GE, HD Supply, Honeywell, Illinois Tool Works, Ingersoll-Rand, Lennox, Regal Beloit, Rockwell, SPX, Stanley Black & Decker, ADT, Tyco, United Technologies, W.W. Grainger, Watsco, Wesco

PERSPECTIVES ON CURRENT TRADING

Relative Market Trading Multiples Over Time (1)

NTM AV/EBITDA Comparison

	Last 3 Yrs	Last 1 Yr	Last 6M	High	Low
Hubbell	10.1x	10.5x	10.5x	11.4x	8.2x
Acuity	12.9x	14.7x	15.5x	17.4x	8.5x
Eaton	10.7x	10.7x	10.8x	12.3x	7.1x
Legrand	11.0x	12.0x	13.1x	14.1x	8.1x
Schneider	9.6x	10.4x	10.3x	11.6x	8.1x

NTM P/E Comparison

	Last 3 Yrs	Last 1 Yr	Last 6M	High	Low
Hubbell	18.6x	19.6x	19.7x	21.1x	15.0x
Acuity	25.4x	29.0x	30.2x	33.5x	16.0x
Eaton	14.0x	13.8x	14.0x	16.7x	10.1x
Legrand	18.7x	21.0x	22.2x	23.7x	13.1x
Schneider	14.6x	15.5x	15.9x	18.1x	11.6x

NTM AV/EBITDA

Last 3 Years


x
18
15
12
9
6
16.2x
12.7x
9.8x
9.7x
9.3x
Aug-12
Mar-13
Oct-13
Jun-14
Jan-15
Aug-15
Acuity
Eaton
Legrand
Schneider
Hubbell

NTM P/E

Last 3 Years


x
40
30
20
10
0
31.3x
20.9x
18.4x
13.6x
12.0x
Aug-12
Mar-13
Oct-13
Jun-14
Jan-15
Aug-15

Sources Capital IQ, Thomson One

Note
1. Market data as of 08/21/2015

PERSPECTIVES ON CURRENT TRADING

Sell-Side Equity Research Perspectives (1)

Class B Shares

Analyst Current Recommendation Summary


Buy (5)
56%
Hold (4)
44%

Analyst 12-Month Price Targets

	Target ($ / share)	Premium / (Discount) to Current Price
High	$125	26%
Median	$111	12%
Mean	$110	11%
Low	$93	(6%)

(Total of 9 Analysts)

Earnings Performance Comparison Summary (2)

1Q 2012 - 2Q 2015

	2012				2013				2014				2015	
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Actual	1.05	1.29	1.45	1.20	1.10	1.37	1.62	1.39	1.08	1.51	1.51	1.38	1.07	1.37
Estimate	0.96	1.22	1.44	1.19	1.09	1.33	1.59	1.36	1.08	1.51	1.72	1.26	1.06	1.33
% Beat / (Miss)	9%	5%	1%	1%	1%	3%	2%	2%	0%	0%	(12%)	9%	1%	3%
Relative 1-Day Price Impact (3)	1%	0%	0%	1%	(0%)	0%	3%	2%	0%	2%	(11%)	3%	(0%)	3%

Beat | Meet | Miss

Sources Bloomberg, Capital IQ

Notes
1. Market data as of 08/21/2015
2. Q3 2014 earnings estimate data represents consensus before HUB earnings pre-announcement on October 8, 2014 (two weeks in advance of regularly scheduled Q3 2014 earnings release)
3. Relative to S&P 500

Project Bacchus

PERSPECTIVES ON CURRENT TRADING

Historical Relative Trading of the Two Classes

Last 5 Years

Trading Liquidity Statistics

Class B % of Total Volume

1 Year	99.47%
3 Years	99.30%
5 Years	99.25%

Average A / B Exchange Ratio

x

Current	0.933x
1 Year	1.013x
3 Years	0.953x
5 Years	0.946x

Price Exchange Ratio of Hubbell Class A to Class B Shares (1)

Class A / Class B

x



1.2
1.1
1.0
0.9
0.8
Effective on June 6, 2014, Bessemer was appointed as the sole trustee of the Hubbell Trust
0.933x
Aug-10
Feb-11
Aug-11
Feb-12
Aug-12
Feb-13
Aug-13
Feb-14
Aug-14
Feb-15
Aug-15
Ratio of Hubbell Class A Shares to Hubbell Class B Shares

Source Capital IQ

Note
1. As of 08/21/2015

PERSPECTIVES ON CURRENT TRADING

Selected U.S. Dual Class Shares (1)

Relative Trading Performance – Last Ten Years

- On average, data suggests less liquid high vote shares tend to trade at a discount to the more liquid low / no vote shares

Relative Trading Premium / (Discount) of High Vote to Low Vote Shares

U.S. Companies (>$500MM Market Cap) with (i) Dual Class (i.e. High/Low Vote) Structures with at Least Two Tradable Share Classes


%
40
30
20
10
0
(10)
Aug-05
Aug-06
Aug-07
Aug-08
Aug-09
Aug-10
Aug-11
Aug-12
Aug-13
Aug-14
Aug-15

A High Vote Illiquid: High Vote <20% of Total Liquidity (19 Companies)

Berkshire Hathaway, Bio-Rad Laboratories, Constellation Brands, Discovery Communications (DISCB / DISCA), Forest City Enterprises, Gray's Television, Hubbell, International Speedway, Lennar, Liberty Broadband (LBRDB / LBRDA), Liberty Global (LBTYB / LBTYA), Liberty Interactive, Liberty Media (LMCB / LMCA), Meredith, Moog, Rush Enterprises, Starz, Watsco, John Wiley & Sons

B High Vote Liquid: High Vote >=20% of Total Liquidity (4 Companies) (2)

HEICO, News Corporation, NRG Yield, Twenty-First Century Fox

Sources Bloomberg, Capital IQ

Notes
1. Market data as of 08/21/2015
2. High vote at least 20% of total liquidity vs. low and no vote shares

Tab B

Review of Precedent Transactions

- In precedent reclassification transactions, high vote shares have received a premium when there is a significant shareholder who is giving up voting power
- While every transaction reflected unique facts and circumstances, we believe the change of control precedents are more relevant to Hubbell's situation than the transactions without a change of control

REVIEW OF PRECEDENT TRANSACTIONS

Selected Precedent Reclassification Transactions

Methodology and Summary

Methodology

- Reviewed U.S. reclassification transactions where there was a significant shareholder (controls > 20% of the total voting power) and the shares of higher vote stock were exchanged for lower vote stock and/or cash at an agreed upon exchange ratio
  - Excluded transactions where incorporation documents explicitly prohibited payment of a premium (e.g. Florida East Coast Industries, Network Solutions or Tekgraf)
  - Excluded transactions where multiple classes of shares remained post transaction (e.g. IDT Corporation, Telephone and Data Systems)
  - Reviewed (among other metrics) implied premium to low-vote share price, implied aggregate premium as a % of market capitalization and market value dilution
- The selected reclassifications were then bifurcated between transactions where the significant shareholder gave up *vs.* did not give up greater than 50% voting power or power to elect a majority of the directors ("significant control")
  - Gave up significant control = "with change of control"
  - Did not give up significant control = "without change of control" (this includes transactions where significant control was present but remained post transaction)

Summary

- Of the 27 transactions reviewed, 8 transactions involved a change of control
- 13 of the 27 transactions reviewed had an implied premium
  - 7 involved a change of control
  - 6 did not involve a change of control
- Because of the Trusts' negative control position, we believe "with change of control" precedents are more relevant to Hubbell's situation
- For the 8 transactions with change of control, the median aggregate premium relative to the companies' market capitalization is 4%
- For the 8 transactions with change of control, the median transaction value premium to the low vote trading price was 22%

Dual Class Reclassification Precedents

Comparison of Key Metrics for Precedent Reclassifications (Change of Control)

Companies

- A Aaron's
- B Continental Airlines
- C Dairy Mart Conv. Store
- D Kaman Corporation
- E Reader's Digest
- F Remington Oil & Gas
- G Robert Mondavi Corporation
- H Sotheby's Holdings

Transaction Value Premium to Low Vote Trading Price


%
50
40
30
20
10
0
259
28
30
30
27
17
15
10
0
22%
0%
Hubbell D B E F G H C A

CoC Median: 22%

Non-CoC Median: 0%

Aggregate Premium as % of Market Cap. (1)


%
10
8
6
4
2
0
3.5
7.5
5.9
5.7
4.2
4.2
3.6
3.1
0.0
4.2%
0.0%
Hubbell D G B H F E C A

CoC Median: 4.2%

Non-CoC Median: 0.0%

Market Value Dilution (2)


%
10
8
6
4
2
0
4.7
7.3
6.3
5.6
4.8
3.0
2.2
1.3
NA
4.8%
0.5%
Hubbell D B G H C A E F

CoC Median: 4.8%

Non-CoC Median: 0.5%

Notes

1. Defined as aggregate premium vs. low-vote share price as a percentage of total market capitalization. All at pre-announcement prices for the respective class. For companies with high vote shares that are not publicly traded, market capitalization assumes low-vote share price for entire share count
2. Market Value Dilution = 1 - ((Equity Value At Announcement – Cash Spent) / (Total Pro Forma Shares Outstanding)) / Current Price). All at pre-announcement prices for the respective class. For companies with high vote shares that are not publicly traded, market capitalization assumes low-vote share price for entire share count

Tab C

Pro Forma Considerations

PRO FORMA CONSIDERATIONS

Summary Pro Forma Earnings Impact (1)

Key Assumptions

- Estimates based on sell-side research consensus estimates
- Projected 9/30/2015 balance sheet data; assumes $75MM of share repurchases in 2H 2015 (as-planned)
  - $460MM cash balance
  - $330MM minimum cash
- Total cash for reclassification: assumes $28.00 cash consideration per Class A share (plus associated fees)
- Total debt funding cost of 2.25% based on blended funding rate of new 10 year notes and commercial paper
- For illustrative purposes assumes:
  - All shares retired prior to / at beginning of 2016E
  - Shares repurchased at current Class B trading price of $98.92
- Authorization provides flexibility to increase buyback beyond the $175MM incremental amount shown

EPS Accretion / (Dilution) Sensitivity

$MM, unless noted

Total Cash Required for Reclassification	222	222	222	222	222	222
Share Repurchase Incremental to $75MM in 2H 2015	**0**	**100**	**125**	**150**	**175**	**200**
Total Cash Used for Reclass & Incremental Repurchase	222	322	347	372	397	422
Pro Forma 2016E Net Income	345	344	344	343	343	343
Implied 2016E Fully Diluted Share Count	57.5	57.5	57.5	57.5	57.5	57.5
# of Incremental Shares Repurcased (2)	0.0	(1.0)	(1.3)	(1.5)	(1.8)	(2.0)
PF 2016E Fully Diluted Share Count	**57.5**	**56.5**	**56.2**	**56.0**	**55.7**	**55.5**
2016E EPS (Consensus)	$6.03	$6.03	$6.03	$6.03	$6.03	$6.03
2016E Pro Forma EPS	$6.01	$6.09	$6.11	$6.13	$6.15	$6.17
$ Acc. / Dil.	**($0.03)**	**$0.06**	**$0.08**	**$0.10**	**$0.12**	**$0.14**
% Acc. / Dil.	**(0.44%)**	**0.92%**	**1.26%**	**1.61%**	**1.96%**	**2.32%**

Notes
1. As of 08/21/2015
2. Assumes shares repurchased at Class B share price of $98.92 as of 08/21/2015

PRO FORMA CONSIDERATIONS

Summary Pro Forma Credit Impact (1)

Key Assumptions

Operating estimates based on Morgan Stanley Equity Research

1. Balance Sheet data as of 9/30/2015. Assumes completion of $150MM total share repurchases in FY2015

2. Assumes each Class A share reclassified into 1 share of Common Stock and Class A shareholders receive $28.00 cash consideration per Class A share. Equates to an aggregate cash use of $222MM (including fees). Assumes minimum cash balance of $330MM

3. $222MM reclassification + $175MM additional share repurchase. Assumes minimum cash balance of $330MM

Scenario Analysis

$MM	1 Hubbell Standalone	2 Reclassification	3 Reclassification + Repurchase
Pro Forma Operating & Balance Sheet Metrics			
2015E EBITDA	566	566	566
Cash	460	330	330
Debt	598	690	865
Net Debt (1)	85	307	482
Unadjusted Credit Statistics			
Gross Debt / EBITDA	1.1x	1.2x	1.5x
Net Debt / EBITDA	0.2x	0.5x	0.9x
EBITA / Interest Expense	19.7x	18.1x	16.0x
FFO / Total Debt	64.0%	55.3%	43.8%
FCF post Div / Total Debt	27.2%	23.3%	18.3%
Adjusted Moody's Credit Statistics (2)			
Gross Debt / EBITDA	1.5x	1.7x	2.0x
Net Debt / EBITDA	0.6x	1.0x	1.3x
EBITA / Interest Expense	14.5x	13.7x	12.5x
FFO / Total Debt	45.0%	40.6%	34.2%
FCF post Div / Total Debt	21.6%	19.4%	16.2%
Adjusted S&P Credit Statistic (3)			
FFO / Total Net Debt	203.5%	104.5%	72.1%
Preliminary Ratings Outlook			
Moody's Credit Rating	A3 Stable	A3 Stable	A3 Neg.
S&P Credit Rating	A Stable	A Stable	A Neg.

Notes
1. Includes adjustment for $53MM in investments
2. Adjustments for operating leases and pensions
3. Adjustments for pensions, rent, and stock based comp. Net 75% of cash

PRO FORMA CONSIDERATIONS

Implied Breakeven Trading Multiple Implications

Key Assumptions

1. $222MM [3] reclassification financed with $130MM of cash on the balance sheet + $92MM of debt. Assumes $330MM minimum cash balance

2. $222MM [3] reclassification + $175MM incremental buyback. Financed with $130MM of cash on the balance sheet + $267MM of debt. Assumes $330MM minimum cash balance

Price / 2016E EPS [1]



x
30
20
10
0
16.4
16.5
16.1
15.0
28.0
21.0
12.7
11.3
High: 21.5x
Low: 10.5x
Hubbell Current
Hubbell + Reclass
1
Hubbell + Reclass + Buyback (2)
2
Multi-Industry (4)

Source Capital IQ

Notes
1. Based on analyst consensus estimates and share prices as of 08/21/2015
2. Based on Class B share price as of 08/21/2015 applied to all shares outstanding. Share buyback assumed at market
3. Includes fees and expenses estimated at $17MM + $4MM of Trusts expense reimbursement
4. Based on median of: 3M, Ametek, Danaher, Dover, Emerson, GE, HD Supply, Honeywell, Illinois Tool Works, Ingersoll-Rand, Lennox, Regal Beloit, Rockwell, SPX, Stanley Black & Decker, ADT, Tyco, United Technologies, W.W. Grainger, Watsco, Wesco

Appendix A

Additional Materials

Project Bacchus

ADDITIONAL MATERIALS

Operational Benchmarking (1)

Hubbell vs. Comparable Electrical Equipment Companies

Revenue Growth

2014A-2016E CAGR


%
15
10
5
0
(5)
3%
13%
6%
6%
(2%)
Hubbell
Acuity
Legrand
Schneider
Eaton

EPS Growth

2014A-2016E CAGR


%
36
27
18
9
0
5%
30%
20%
15%
11%
Hubbell
Acuity
Schneider
Eaton
Legrand

2015E EBITDA Margin


%
28
21
14
7
0
16%
22%
17%
16%
15%
Hubbell
Legrand
Acuity
Eaton
Schneider

2016E EBITDA Margin


%
28
21
14
7
0
18%
23%
18%
17%
16%
Hubbell
Legrand
Acuity
Eaton
Schneider

Source Capital IQ

Note
1. Market data as of 08/21/2015

Project Bacchus

ADDITIONAL MATERIALS

Capital Allocation Perspectives (1)

Hubbell vs. Comparable Electrical Equipment Companies

Net Debt/2015E EBITDA


x
3
2
1
0
(1)
0.3x
2.4x
1.6x
0.9x
(0.6x)
Hubbell
Eaton
Schneider
Legrand
Acuity

Cash as a % of LTM Revenue


%
32
24
16
8
0
14%
26%
14%
9%
2%
Hubbell
Acuity
Legrand
Schneider
Eaton

Return of Capital as a % of OCF (2)


%
60
45
30
15
0
50%
50%
42%
42%
12%
Hubbell
Eaton
Legrand
Schneider
Acuity

Dividend Payout Ratio

Last 12 Months


%
80
60
40
20
0
41%
62%
59%
56%
12%
Hubbell
Schneider
Eaton
Legrand
Acuity

Current Dividend Yield


%
4
3
2
1
0
2%
4%
3%
2%
0%
Hubbell
Eaton
Schneider
Legrand
Acuity

Dividend CAGR

2012A–2014A


%
45
30
15
0
(15)
(0)%
35%
9%
7%
1%
Hubbell
Eaton
Schneider
Legrand
Acuity

Source Capital IQ

Morgan Stanley

Notes
1. Market data as of 08/21/2015
2. Return of capital defined as share repurchases + dividends

ADDITIONAL MATERIALS

Comparison of Forecasts

Street Consensus vs. Management Estimates (with and without acquisitions)[(1)(2)(3)]

Revenue


$Bn
6
4
2
0
3.6
3.6
3.5
2015E
3.8
3.7
3.6
2016E
4.3
3.9
3.7
2017E

EBITDA


$MM
900
600
300
0
612
612
556
2015E
658
640
636
2016E
718
670
668
2017E

EBIT


$MM
750
500
250
0
532
532
476
2015E
575
560
554
2016E
625
585
592
2017E
Management (with Acquisitions)
Management (without Acquisitions)
Street

Notes
1. As of 08/21/2015
2. Consensus estimates used for 2016E-2017E, Morgan Stanley estimates thereafter
3. Management forecasts based on estimates provided by management in June 2015

ADDITIONAL MATERIALS

Dual Class Reclassification Precedents

Summary of Key Transaction Terms

Please See Next Page for Detailed Notes

					Total High-Vote													
					Economic		Voting				Significant Shareholder	Significant Shareholder Total Voting %				Transaction Value	Aggregate Premium as %	Market Value
	Company	Date Annc.	Equity Value At Ann.	# of Votes (High-Vote / Low-Vote)	Pre-Reclass	Post-Reclass	Pre-Reclass	Post-Reclass	Δ %-Points	Pre-Reclass Voting / Econ.	% of High Vote Shares	Before	After	Δ %-Points	Agg. Cash / Stock Mix Offered (%)	Premium to Low Vote Trading Price	of Market Cap.[1]	Dilution (%)[2]
	Significant Shareholders with Change-of-Control (Loss of >50% Voting Power or Power to Elect Majority of Directors)																	
A	Aaron's	13-Sep-10	1,315	1 / 0	14%	14%	100%	14%	86%	7.0x	61%	61%	9%	52%	0 / 100	0%	0.0%	2.2%
B	Sotheby's Holdings	8-Sep-05	1,119	10 / 1	28%	19%	79%	19%	60%	2.9x	78%	62%	12%	50%	47 / 53	15%	4.2%	4.8%
C	Kaman Corporation	7-Jun-05	355	1 / 0	3%	6%	100%	6%	94%	34.4x	83%	83%	8%	75%	37 / 63	259%	7.5%	7.3%
D	Robert Mondavi Corporation	20-Aug-04	605	10 / 1	36%	39%	85%	39%	45%	2.4x	96%	82%	39%	43%	0 / 100	17%	5.9%	5.6%
E	Reader's Digest	15-Oct-02	1,569	1 / 0	12%	10%	100%	10%	90%	8.1x	50%	50%	13%	37%	41 / 59	30%	3.6%	1.3%
F	Continental Airlines	6-Nov-00	3,037	10 / 1	19%	11%	70%	11%	59%	3.7x	85%	60%	7%	53%	61 / 39	30%	5.7%	6.3%
G	Dairy Mart Conv. Store	9-Nov-99	19	1 / 0.1	31%	33%	82%	33%	49%	2.7x	45%	37%	24%	13%	0 / 100	10%	3.1%	3.0%
H	Remington Oil and Gas	23-Jun-98	124	1 / 0	16%	21%	100%	21%	79%	6.4x	57%	57%	27%	30%	0 / 100	27%	4.2%	NA
				Mean	**20%**	**19%**	**89%**	**19%**	**70%**	**8.4x**	**69%**	**61%**	**17%**	**44%**	**23 / 77**	**48%**	**4.3%**	**4.4%**
				Median	**17%**	**17%**	**92%**	**17%**	**70%**	**5.1x**	**70%**	**61%**	**13%**	**46%**	**19 / 81**	**22%**	**4.2%**	**4.8%**
	Hubbell	24-Aug-15	5,669	20 / 1	12%	12%	74%	12%	61%	6.0x	49%	36%	6%	30%	22 / 78	28%	3.5%	4.7%
	Significant Shareholders Without Change-of-Control																	
	Tecumseh	12-Jul-13	210	1 / 0	27%	27%	100%	27%	73%	3.6x	33%	33%	9%	24%	0 / 100	0%	0.0%	0.5%
	SunPower	12-Sep-11	1,120	8 / 1	42%	42%	85%	42%	43%	2.0x	60%	60%	60%	0%	0 / 100	0%	0.0%	6.7%
I	Benihana	5-Nov-10	139	1 / 0.1	36%	36%	85%	36%	49%	2.4x	36%	27%	12%	15%	0 / 100	0%	0.0%	0.4%
	DIRECTV	6-Apr-10	32,440	15 / 1	2%	3%	26%	3%	24%	11.3x	100%	24%	3%	21%	0 / 100	22%	0.5%	0.5%
	Time Warner Cable	21-May-08	31,941	10 / 1	7%	7%	43%	7%	36%	6.1x	100%	91%	85%	6%	0 / 100	0%	0.0%	0.0%
J	Triarc Companies	23-Apr-08	607	1 / 0.1	31%	31%	82%	31%	51%	2.6x	37%	34%	26%	8%	0 / 100	0%	0.0%	0.9%
	Iteris Inc.	29-Jun-04	82	1 / 0.1	4%	4%	27%	4%	23%	7.6x	64%	32%	22%	10%	0 / 100	10%	0.4%	1.1%
	Pilgrim's Pride Corporation	21-Aug-03	492	20 / 1	67%	67%	98%	67%	31%	1.5x	62%	62%	62%	0%	0 / 100	0%	0.0%	(21.1%)
	Jo-Ann Stores	19-May-03	414	1 / 0	52%	56%	100%	56%	44%	1.9x	25%	25%	24%	2%	0 / 100	15%	7.3%	0.9%
	Commonwealth Tel. Enterpr.	25-Apr-03	943	15 / 1	9%	9%	58%	9%	49%	6.8x	50%	29%	5%	25%	0 / 100	9%	0.8%	0.8%
	E-Z-EM	10-Jul-02	78	1 / 0	40%	40%	100%	40%	60%	2.5x	64%	64%	57%	7%	0 / 100	0%	0.0%	2.8%
K	JM Smucker	16-May-00	438	10 / 0	50%	39%	100%	39%	61%	2.0x	29%	29%	33%	-4%	0 / 100	0%	0.0%	0.0%
	Mitchell Energy & Develop.	6-Apr-00	1,031	1 / 0	45%	45%	100%	45%	55%	2.2x	64%	64%	57%	7%	0 / 100	0%	0.0%	0.9%
	infoUSA	26-Jul-99	346	10 / 1	50%	50%	91%	50%	41%	1.8x	42%	42%	41%	1%	0 / 100	0%	0.0%	(2.2%)
L	Pacificare Health Systems	4-May-99	3,503	1 / 0	32%	22%	100%	22%	78%	3.1x	40%	40%	1%	39%	43 / 57	5%	1.7%	5.4%
	First Oak Brook	3-Mar-99	119	1 / 0.05	44%	44%	94%	44%	50%	2.1x	23%	22%	10%	12%	0 / 100	0%	0.0%	0.0%
	The Cherry Corporation	31-Mar-99	142	1 / 0	41%	41%	100%	41%	59%	2.4x	66%	66%	54%	12%	0 / 100	0%	0.0%	(0.4%)
	Scott Technologies	6-Oct-98	195	1 / 0.05	25%	25%	87%	25%	62%	3.4x	33%	20%	8%	12%	0 / 100	0%	0.0%	(0.6%)
	NPC International	30-Jun-95	152	1 / 0	50%	50%	100%	50%	50%	2.0x	62%	62%	62%	0%	6 / 94	7%	3.4%	4.4%
				Mean	**35%**	**34%**	**83%**	**34%**	**49%**	**3.5x**	**52%**	**43%**	**33%**	**10%**	**3 / 97**	**4%**	**0.7%**	**0.1%**
				Median	**40%**	**39%**	**94%**	**39%**	**50%**	**2.4x**	**50%**	**34%**	**26%**	**8%**	**0 / 100**	**0%**	**0.0%**	**0.5%**

Notes

1. Defined as aggregate premium vs. low-vote share price as a percentage of total market capitalization. All at pre-announcement prices for the respective class. For companies with high vote shares that are not publicly traded, market capitalization assumes low-vote share price for entire share count
2. Market Value Dilution = 1 - ((Equity Value At Announcement – Cash Spent) / (Total Pro Forma Shares Outstanding)) / Current Price). All at pre-announcement prices for the respective class. For companies with high vote shares that are not publicly traded, market capitalization assumes low-vote share price for entire share count

ADDITIONAL MATERIALS

Dual Class Reclassification Precedents (cont'd)

Summary of Key Transaction Terms

Notes to Previous Slide:

- A Aaron's had a sunset provision that provided for an automatic 1:1 collapse of the voting class upon the voting shares representing less that 10% of total shares outstanding. At time of the reclassification voting shares represented 14% of total shares outstanding and the Board had discussed the possibility of triggering the sunset provision via a stock dividend or it being triggered naturally in the future
- B 19.4% premium received by significant shareholder only via targeted repurchase for part of the holdings pre reclassification; all other high vote shares converted 1:1; metrics shown in the aggregate / on average for high-vote class as a whole
- C Reflects revised reclassification (7/18/05). Premium based on unaffected price prior to initial announcement (6/7/2005) given subsequent run-up (fairness opinions also tied to unaffected price). Premiums reflect outcome of cash/stock election
- D Reclassification was not completed; Robert Mondavi was acquired by Constellation Brands at a price of $56.60 per low-vote share and $65.82 per high-vote share
- E Plan initially announced on 4/15/02. Terms and prices reflect the revised recapitalization agreement as of 10/15/02 (consistent with fairness opinions); Transaction consideration includes targeted share repurchase from significant shareholder. Metrics shown include such repurchase and are shown in aggregate / average for the high-vote class as a whole
- F Continental repurchased 6.6MM shares of high-vote stock from Northwest for $450MM in cash prior to reclassification; Metrics shown include such repurchase and are shown in aggregate / average for the high-vote class as a whole. Post transaction Northwest maintained blocking rights for a change of control via newly issued preferred share
- G High-vote shareholders have 1 votes vs. 0.1 votes. In addition the high-vote shareholders have the right to elect 75% of directors
- H Transaction consideration includes merger of SSHC (which held voting and no voting shares) in exchange for 2.8MM new shares. Metrics shown include such merger (assuming no other assets in SSHC) and are shown in aggregate / average for the high-vote class as a whole
- I Voting power calculation includes 500,000 shares of Class B convertible preferred shares which have 1.97 votes per share; A sale of the company would require a majority vote of the preferred shares. Those preferred shares were held by a 2nd significant shareholder and stayed in place post reclassification
- J Reclassification as part of merger with Wendy's
- K Post reclassification voting reflects "final stage" of reclassification; concurrent with reclassification JM Smuckers announced $100MM share repurchase to occur post reclassification (~20% of TSO; offered to all shareholders)
- L Reclassification was concurrent with repurchase agreement by Pacificare of UniHealth shares in the following 1.5 years (at 30-day average) and a $60MM cash payment (essentially the premium to UniHealth); Metrics shown include such repurchase and are shown in aggregate / average for the high-vote class as a whole

ADDITIONAL MATERIALS

Summary Shareholder Profile

Based on Positions at 8/18/2015

Shareholder Summary

Hubbell	# of Shares	% of Total	# of Votes	% of Total
Class A	7,167,506	12%	143,350,120	74%
Class B	50,620,023	88%	50,620,023	26%
Total Outstanding	**57,787,529**	**100%**	**193,970,143**	**100%**

Bessemer Holdings	Class A	Class B	# of Votes	% of Total
Bessemer Trust Company	3,488,460	-	69,769,200	36%
Total	**3,488,460**	**-**	**69,769,200**	**36%**
Ownership of Class A	49%			
Ownership (% of Total Shares)	6%			

	Class A		# of Votes	% of Total
Memo: Non-Trust Class A	*3,679,046*		*73,580,920*	*38%*

Selected Hedge Fund Holdings	Class A	Class B	# of Votes	% of Total
Mason Capital	630,489	-	12,609,780	7%
Adage Capital	582,712	-	11,654,240	6%
Gruss Asset Mangement	232,410	-	4,648,200	2%
Total	**1,445,611**	**-**	**28,912,220**	**15%**

Morgan Stanley

Project Bacchus

ADDITIONAL MATERIALS

Hubbell Class B Institutional Shareholdings

Based on Positions at 6/30/2015

- Some hedge fund build-up over the past several quarters

Top 30 Current Active Institutional Investors (1)

Institutional Investor	Style	AUM ($Bn)	% of TSO	Estimated Cost Per Share	Position In Shares (000s) June-15	March-15	December-14	September-14	June-14	March-14	December-13	September-13
Capital World Investors	Value	510.2	6.8	N/A	3,430.0	3,430.0	3,430.0	3,430.0	3,430.0	3,430.0	3,430.0	3,430.0
JP Morgan Asset Management	GARP	305.4	4.8	$110.06	2,441.8	2,359.3	1,881.6	1,656.8	1,533.7	1,548.0	1,545.5	1,235.1
Artisan Partners Limited Partnership	Growth	86.4	3.5	$109.68	1,794.4	1,400.4	1,679.6	1,946.5	2,015.8	2,075.3	2,077.7	2,034.9
Fidelity Management & Research Company	GARP	850.2	2.8	$106.60	1,421.2	1,834.3	3,815.4	3,232.2	4,681.9	5,731.2	5,698.5	5,540.2
Goldman Sachs Asset Management (US)	Growth	121.5	2.2	$118.40	1,104.8	1,242.7	1,266.2	1,278.2	1,298.3	1,274.0	1,317.3	1,332.1
Citadel LLC	Hedge Fund	64.2	2.1	$110.19	1,057.1	1,121.6	767.9	154.7	15.7	18.5	272.7	0.0
Royce & Associates, LLC	Value	25.4	1.9	N/A	955.5	966.2	1,068.2	1,113.4	1,118.7	1,126.5	1,179.6	1,188.7
Victory Capital Management Inc.	Growth	27.0	1.8	$109.60	918.7	990.4	880.8	170.8	194.2	240.9	241.7	248.3
TIAA-CREF	GARP	268.8	1.6	$109.65	802.8	797.4	286.0	254.8	271.0	341.7	337.0	357.5
The Boston Company Asset Management, LLC	Value	53.6	1.6	$110.02	793.2	130.9	112.2	122.3	120.1	123.5	121.7	119.8
TimesSquare Capital Management, LLC	Growth	18.5	1.5	$109.68	742.1	562.2	0.0	0.0	0.0	0.0	0.0	0.0
Schroder Investment Management Ltd. (SIM)	Growth	124.5	1.4	$109.61	690.2	669.4	618.8	218.2	215.9	259.6	359.3	348.0
Wellington Management Company, LLP	Value	426.2	1.3	$116.19	677.7	661.7	678.8	838.1	848.9	806.5	801.4	837.2
Eaton Vance Management	Growth	36.6	1.3	$110.01	666.3	3.6	3.6	3.6	4.7	3.6	3.6	3.6
T. Rowe Price Associates, Inc.	GARP	516.9	1.2	$115.85	591.2	745.5	817.2	713.7	626.1	657.8	515.8	521.9
Robeco Investment Management, Inc.	Value	71.9	1.1	$111.88	550.4	307.0	281.4	422.9	382.1	360.3	276.2	404.5
Neuberger Berman, LLC	GARP	96.3	1.1	$109.76	546.6	318.2	86.8	18.5	22.2	23.2	39.5	39.8
D. E. Shaw & Co., L.P.	Hedge Fund	52.3	0.9	$109.52	464.7	387.2	158.2	0.0	20.6	0.0	85.1	27.4
Norges Bank Investment Management (NBIM)	Value	546.8	0.9	N/A	428.6	428.6	428.6	428.6	428.6	428.6	428.6	438.1
Ascend Capital, LLC	Hedge Fund	2.9	0.8	$112.34	406.8	718.3	0.0	366.2	0.0	0.0	204.1	34.8
Voya Investment Management LLC	Growth	51.7	0.8	$113.51	390.2	397.9	359.7	357.1	298.0	278.8	50.3	287.4
Ceredex Value Advisors LLC	Value	12.0	0.7	$110.00	329.2	0.0	0.0	0.0	0.0	0.0	0.0	0.0
York Capital Management	Hedge Fund	9.9	0.6	$118.71	316.2	541.8	2,072.3	2,281.8	1,552.0	1,013.4	0.0	0.0
United Bank, Inc.	Income	0.3	0.6	$113.29	297.4	304.1	303.4	303.4	303.7	313.0	312.3	312.3
Two Sigma Investments, LLC	Hedge Fund	32.2	0.6	$110.76	292.0	330.1	226.5	52.0	95.9	0.0	73.7	73.1
Boston Trust & Investment Management Company	Growth	6.6	0.5	$109.98	268.5	165.2	165.2	181.6	182.0	182.4	183.4	183.0
BNY Mellon Asset Management	Income	81.9	0.5	$109.97	245.1	197.0	196.0	203.7	211.6	225.9	232.6	232.3
Dimensional Fund Advisors, L.P.	Growth	275.0	0.5	$110.15	241.7	186.0	167.0	145.0	142.2	142.4	142.1	141.7
Cramer Rosenthal McGlynn, LLC	Value	8.2	0.5	$109.58	234.1	328.2	0.0	0.0	0.0	0.0	0.0	0.0
Scopus Asset Management, L.P.	Hedge Fund	4.2	0.5	$117.41	232.8	381.6	481.7	429.9	325.7	247.7	0.0	0.0
Top 30 as a % of TSO					**46.0**	**33.3**	**33.4**	**29.1**	**31.5**	**34.0**	**34.5**	**33.0**
Volume Weighted Average Price by Quarter			**46.0**	**$111.57**	**$110.00**	**$109.58**	**$109.61**	**$121.00**	**$118.40**	**$117.21**	**$106.76**	**$105.18**

Increase in Ownership (green) / Decrease in Ownership (red)

Top 30 Active Institutional Holders by Investment Style (1)


Income
7%
Growth
30%
Value
27%
HF
20%
GARP
17%

Source ThomsonOne

Note

1. As of 2Q 2015; excludes index funds and broker-dealers

Project Bacchus

ADDITIONAL MATERIALS

Hubbell Class A Institutional Shareholdings

Based on Positions at 6/30/2015

Top 30 Current Active Institutional Investors (1)

Institutional Investor	Style	AUM ($Bn)	% of TSO	Estimated Cost Per Share	Position in Shares (000s) June-15	March-15	December-14	September-14	June-14	March-14	December-13	September-13
Bessemer Trust Company, N.A. (US)	Growth	19.7	48.7	$117.75	3,488.5	3,488.5	3,488.5	3,488.5	2,078.0	0.0	0.0	0.0
Mason Capital Management LLC	Hedge Fund	4.0	8.8	$106.03	630.5	630.5	630.5	630.5	630.5	630.5	495.9	493.9
Adage Capital Management, L.P.	Hedge Fund	39.8	8.1	N/A	582.7	584.5	584.5	584.5	584.5	584.5	584.5	584.5
Norges Bank Investment Management (NBIM)	Value	546.8	6.2	$95.34	443.6	443.6	443.6	443.6	443.6	443.6	443.6	0.0
Gruss Asset Management, L.P.	Hedge Fund	1.2	3.2	N/A	232.4	232.4	232.4	232.4	232.4	232.4	232.4	232.4
IONIC Capital Management, L.L.C.	Income	1.2	1.1	$115.93	79.1	83.5	83.6	83.6	63.7	0.0	0.0	0.0
Thompson Rubinstein Investment Management Inc.	Growth	0.3	0.9	N/A	60.8	60.8	61.3	61.3	61.3	61.7	61.7	62.1
Renaissance Technologies LLC	Hedge Fund	43.9	0.7	$104.82	48.3	47.8	47.4	47.4	47.5	47.2	47.0	46.6
Green Owl Capital Management, LLC	Hedge Fund	0.1	0.6	$113.16	41.7	22.0	21.0	0.0	0.0	0.0	0.0	0.0
Millennium Management LLC	Hedge Fund	48.1	0.4	$107.23	30.1	23.2	23.2	25.9	25.9	29.9	0.0	0.0
BNY Mellon Wealth Management	Growth	34.6	0.4	$114.64	26.4	26.4	26.4	2.0	2.2	2.3	2.3	2.3
Beck, Mack & Oliver LLC	GARP	3.8	0.4	N/A	25.3	25.3	25.4	25.8	26.0	26.6	27.5	27.7
Jacobs & Co.	Growth	0.4	0.3	$110.42	19.5	19.5	19.4	19.3	19.4	19.8	20.1	20.7
Dimensional Fund Advisors, L.P.	Growth	275.0	0.3	$109.45	19.3	18.7	18.7	17.7	17.7	17.6	17.2	16.8
Numina Capital Management, LLC	Hedge Fund	0.2	0.2	$113.97	15.1	14.2	12.9	0.0	0.0	0.0	0.0	0.0
Scopus Asset Management, L.P.	Hedge Fund	4.2	0.2	$114.64	13.9	13.9	13.9	0.0	0.0	0.0	0.0	0.0
U.S. Bancorp Asset Management, Inc.	Growth	25.7	0.2	N/A	11.4	11.4	11.4	11.4	12.7	14.3	14.3	14.3
HL Financial Services LLC	Growth	3.8	0.1	$106.18	9.2	9.2	9.2	9.2	9.2	9.2	8.4	9.0
Douglas C. Lane & Associates, Inc.	GARP	3.7	0.1	N/A	6.3	8.4	9.2	13.4	18.3	28.1	38.4	44.9
First Republic Investment Management, Inc.	Growth	8.7	0.1	$107.48	6.2	6.0	6.0	6.0	6.0	6.5	6.0	6.0
ASB Capital Management LLC	Value	16.7	0.1	N/A	5.5	5.5	5.5	5.5	5.5	5.5	5.5	5.5
Boston Trust & Investment Management Company	Growth	6.6	0.1	$106.18	5.5	5.5	5.5	5.5	5.5	5.5	5.4	5.4
Glenmede Investment Management LP	Hedge Fund	13.9	0.1	N/A	5.0	5.0	5.0	5.0	5.0	5.0	5.0	5.0
Morgan Stanley Wealth Management	Growth	152.8	0.1	$113.30	4.3	4.2	4.2	4.2	4.3	4.2	4.3	4.3
Bahl & Gaynor Investment Counsel, Inc.	Growth	7.5	0.1	N/A	4.0	4.0	4.0	4.0	4.0	4.0	4.0	4.0
Neville, Rodie & Shaw, Inc.	Growth	0.9	0.1	N/A	3.7	3.8	3.9	3.9	3.9	3.9	4.0	4.0
PNC Wealth Management	Growth	69.8	0.1	$95.34	3.7	3.7	3.7	3.7	3.7	3.7	3.7	3.6
LMR Partners LLP	Hedge Fund	0.8	0.1	$111.81	3.3	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Associated Investment Management, LLC	GARP	1.6	0.1	N/A	3.3	3.3	3.3	3.3	3.3	3.3	3.3	3.3
First Manhattan Company	Value	17.4	0.0	N/A	2.7	2.7	2.7	2.7	2.7	2.7	2.7	2.7
Top 30 as a % of TSO					**81.4**	**79.8**	**79.8**	**79.0**	**59.1**	**29.3**	**27.0**	**20.8**
Volume Weighted Average Price by Quarter			**81.4**	**$109.09**	**$111.81**	**$109.01**	**$114.64**	**$124.25**	**$113.33**	**$106.18**	**$95.34**	**$94.29**

Top 30 Active Institutional Holders by Investment Style (1)



Income 3%
GARP 10%
Value 10%
Growth 43%
HF 33%

Increase in Ownership

Decrease in Ownership

Source ThomsonOne
Note
1. As of 2Q 2015; excludes index funds and broker-dealers

Morgan Stanley

- Similar to the reclassification transactions, in change of control transactions, there are precedents where higher vote shares received a premium

ADDITIONAL MATERIALS

Selected Acquisitions of Dual-Class Companies

Methodology and Summary

Methodology

- Examined 52 acquisition transactions where the target had multiple classes of shares
  - U.S. acquisitions >$1Bn since 1997
- Analyzed the excess premium to high vote shares
  - Nominal excess premium (high vote offer price / low vote offer price – 1)
  - Aggregate excess premium as % of unaffected market capitalization

Summary

- In 45 of the transactions, the high vote shares did not receive a premium relative to the other share class
  - In 7 of the transactions, the high vote shares did receive an excess premium relative to the other share class

Summary Statistics on Transactions with Excess Premium

n = 7

	High	Median	Mean	Low
Nominal Excess Premium	72%	20%	34%	9%
Aggregate Excess Premium as % of Market Cap	6.5%	3.8%	4.1%	0.3%

ADDITIONAL MATERIALS

Selected Acquisitions of Dual-Class Companies

Transactions Where High Vote Stock Received Premium

Precedent Transactions Involving Dual-Class Companies

Deals >$1Bn since 1997

Target / Acquiror	Ann. Date	Equity Value of Transaction	Significant Shareholder % Ownership		High Vote Class % Ownership		Excess Nominal Premium	Aggregate Excess Premium	Agg. Exc. Premium % of Mkt Cap	Comments
			Economic	Voting	Economic	Voting				
Premium Paid to High Vote Shareholders										
Tokio Marine Holdings / Delphi Financial Group	12/21/11	$2,532	12%	50%	11%	50%	20%	$55	0.3%	• Friendly cash offer • Class B convertible to Class A stock; Lesser of 10 votes per Class B share or number of votes per share to achieve 49.9% of total voting power; 1 vote per Class A share • Class A receive $43.875 cash + $1.00 one-time special dividend; Class B receive $52.875 cash + $1.00 one-time special dividend; • Significant shareholder: Founder, CEO and chairman Robert Rosenkranz owned 100% of Class B shares
ACS / Xerox	9/28/09	$6,462	9%	43%	7%	42%	72%	$300	5.7%	• Friendly cash and stock offer • Class B convertible to Class A stock; 10 votes per Class B share and 1 vote per Class A share • Class A receive 4.935 ACS shares plus $18.60 cash; Class B shareholders receive same consideration plus $300MM convertible preferred stock • Significant shareholder: Founder and chairman Darwin Deason owned 100% of Class B shares
Mondavi Recapitalization & Mondavi / Constellation	10/19/04	$996	37%	85%	36%	85%	16%	$56	6.5%	• Unsolicited cash offer • Class B converts to Class A 1-to-1.165 as part of a reclassification of Mondavi announced in August 2004; premium offered reflects proposed reclassification • 1 vote per Class A share; 10 votes per Class B share • Significant shareholder: Mondavi Family
SFX Entertainment / Clear Channel	2/28/00	$3,133	14%	33%	4%	28%	67%	$78	2.9%	• Friendly all-stock offer • Amended charter to permit differential consideration for high vote B shares • 1 vote per Class A share; 10 votes per Class B share • Significant shareholder: Robert Sillerman (Chairman) owned 90% of Class B shares
Century Comm. / Adelphia	3/5/99	$3,567	58%	93%	55%	92%	9%	$170	5.8%	• Friendly cash and stock offer • 1 vote per Class A share; 10 votes per Class B share • Significant shareholder: Tow Family owned 100% of Class B shares
TCI / AT&T	6/24/98	$29,774	10%	47%	11%	56%	10%	$327	3.3%	• Friendly stock offer • 1 vote per Class A share; 10 votes per Class B share • John C. Malone owned 84% of class B shares
SFX Broadcasting / Hicks Muse	8/24/97	$1,062	13%	55%	8%	52%	30%	$24	3.8%	• Friendly cash offer • 1 vote per Class A share; 10 votes per Class B share • Holders of Series D 6.5% convertible preferred stock also received a premium valuation (10% above Class A shareholders), however, higher valuation did not relate to voting rights • Significant shareholder: Robert Sillerman
Median (7 Transactions)		**$3,133**	**13%**	**50%**	**11%**	**52%**	**20%**	**$78**	**3.8%**	

Morgan Stanley

ADDITIONAL MATERIALS

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